                                                FOLEY & LARDNER LLP
                              June 13, 2006     ATTORNEYS AT LAW

                                                ONE DETROIT CENTER
                                                500 WOODWARD AVENUE, SUITE 2700
                                                DETROIT, MI  48226-3489
                                                313.234.7100 TEL
                                                313.234.2800 FAX
                                                www.foley.com

                                                CLIENT/MATTER NUMBER
                                                058081-0111

Rydex Specialized Products LLC,
  d/b/a Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, MD 20850
                  Re:      CurrencyShares Mexican Peso Trust

Ladies and Gentlemen:

                  We have acted as legal counsel to Rydex Specialized Products
LLC, a Delaware limited liability company d/b/a Rydex Investments (the
"Company"), in connection with the preparation and filing under the Securities
Act of 1933, as amended (the "Act"), and the rules and regulations of the
Securities and Exchange Commission (the "SEC") promulgated thereunder, of a registration statement on Form S-1, Registration No. 333-132367, initially filed on March 13, 2006, as amended through the date hereof (the "Registration
Statement"). The Registration Statement relates to the proposed issuance by the
CurrencyShares Mexican Peso Trust (the "Trust"), an investment trust formed on
June 8, 2006 under the laws of the state of New York pursuant to the terms of the Depositary Trust Agreement dated June 8, 2006 (the "Trust Agreement")
between the Company, as sponsor, and The Bank of New York, a banking corporation organized under the laws of the state of New York, as trustee (the "Trustee"), of 12,000,000 shares, representing units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares"). In connection with the issuance of Shares, you have requested our opinion with respect to certain legal matters. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

                  In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of all such agreements, instruments and other documents as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below, including:

1. The corporate and organizational documents of the Company and the Trust;

2. Records of proceedings of and actions taken by the Company and the Trust;

3. The Registration Statement;

4. The Trust Agreement;

BOSTON       JACKSONVILLE    NEW YORK      SAN DIEGO/DEL MAR    TAMPA
BRUSSELS     LOS ANGELES     ORLANDO       SAN FRANCISCO        TOKYO
CHICAGO      MADISON         SACRAMENTO    SILICON VALLEY       WASHINGTON, D.C.
DETROIT      MILWAUKEE       SAN DIEGO     TALLAHASSEE          WEST PALM BEACH

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Rydex Specialized Products LLC
June 13, 2006

5. The Deposit Account Agreement dated as of June 8, 2006 between JPMorgan Chase
Bank, N.A., London Branch, a company incorporated with limited liability as a national banking association, as Depository, and the Company; and

6. A copy of the global certificate representing the Shares to be issued under the Trust Agreement.

         In our examination of the foregoing documents, we have made the following factual assumptions, with your consent: that all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not subsequently been amended; that the signatures on each original document are genuine; that all factual representations and statements set forth in such documents are true and correct; and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

         In rendering the opinion stated below, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents referred to above and upon certificates of public officials. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

         The opinion stated below is limited to the laws of the state of New
York and the federal laws of the United States of America, and we express no opinion in this letter as to the laws of any other jurisdiction. We express no opinion in this letter as to the application of the securities or "blue sky"
laws of any state, including New York, to the issuance and sale of the Shares.
This opinion letter is limited to the specific issues addressed herein; and no opinion may be inferred or implied beyond that expressly stated herein.

         Our opinion is based solely upon the law and the facts as they exist on the date hereof; and we disclaim any obligation to advise you of any subsequent change in law or facts or circumstances that might subsequently come to our attention.

         Based on the foregoing and subject to the limitations and
qualifications set forth in this letter, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Trust Agreement
(including the receipt by the Depository, on behalf of the Trustee, of the consideration required for the issuance of Shares), will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

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Rydex Specialized Products LLC
June 13, 2006

         This opinion only relates to the issuance and sale of the Shares pursuant to the Registration Statement and may not be relied upon by you or any other person for any other purpose, without our prior written consent in each instance.

                                                        Very truly yours,

                                                        FOLEY & LARDNER LLP

                                                        /s/ FOLEY & LARDNER LLP

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